                                  EXHIBIT 11.1

                            DUPONT PHOTOMASKS, INC.

                         EARNINGS PER SHARE COMPUTATION
                (Dollars in thousands, except per share amounts
                                  (unaudited)

                                                            Nine Months Ended
                                                              March 31, 2000
                                                          ----------------------
                                                            Basic      Diluted
                                                          ---------- -----------
Weighted average shares outstanding...................... 15,493,481  15,493,481
Dilutive effect of stock performance plans...............        --      649,855
                                                          ---------- -----------
                                                          15,493,481  16,143,336
                                                          ========== ===========
Net income...............................................    $18,001     $18,001
Earnings per share.......................................      $1.16       $1.12

                                                            Nine Months Ended
                                                              March 31, 1999
                                                          ----------------------
                                                            Basic      Diluted
                                                          ---------- -----------
Weighted average shares outstanding...................... 15,293,067  15,293,067
Dilutive effect of stock performance plans...............        --      440,950
                                                          ---------- -----------
                                                          15,293,067  15,734,017
                                                          ========== ===========
Net income...............................................    $10,862     $10,862
Earnings per share.......................................      $0.71       $0.69

                                                             Year Ended June
                                                                 30, 1999
                                                          ----------------------
                                                            Basic      Diluted
                                                          ---------- -----------
Weighted average shares outstanding...................... 15,299,339  15,299,339
Dilutive effect of stock performance plans...............        --      480,842
                                                          ---------- -----------
                                                          15,299,339  15,780,181
                                                          ========== ===========
Net income...............................................    $17,270     $17,270
Earnings per share.......................................      $1.13       $1.09

                                                             Year Ended June
                                                                30, 1998
                                                          ----------------------
                                                            Basic      Diluted
                                                          ---------- -----------
Weighted average shares outstanding...................... 15,179,596  15,179,596
Dilutive effect of stock performance plans...............        --      432,638
                                                          ---------- -----------
                                                          15,179,596  15,612,234
                                                          ========== ===========
Net income...............................................    $33,532     $33,532
Earnings per share.......................................      $2.21       $2.15

                                                             Year Ended June
                                                                30, 1997
                                                          ----------------------
                                                            Basic      Diluted
                                                          ---------- -----------
Weighted average shares outstanding...................... 15,100,521  15,100,521
Dilutive effect of stock performance plans...............        --      419,718
                                                          ---------- -----------
                                                          15,100,521  15,520,239
                                                          ========== ===========
Net income...............................................    $59,004     $59,004
Earnings per share.......................................      $3.91       $3.80

                                                              YEAR ENDED JUNE
                                                                 30, 1996
                                                           ---------------------
                                                             BASIC     DILUTED
                                                           ---------- ----------
Weighted average shares outstanding....................... 10,727,000 10,727,000
Dilutive effect of stock performance plans................        --      16,000
                                                           ---------- ----------
                                                           10,727,000 10,743,000
                                                           ========== ==========
Net income................................................    $26,904    $26,904
Earnings per share........................................      $2.51      $2.50

                                                              YEAR ENDED JUNE
                                                                 30, 1995
                                                           ---------------------
                                                             BASIC     DILUTED
                                                           ---------- ----------
Weighted average shares outstanding....................... 10,500,000 10,500,000
Dilutive effect of stock performance plans................        --         --
                                                           ---------- ----------
                                                           10,500,000 10,500,000
                                                           ========== ==========
Net income................................................     $4,119     $4,119
Earnings per share........................................      $0.39      $0.39

   At June 30, 1999, we had outstanding anti-dilutive commitments under our stock performance plans covering 97,650 shares.